EXHIBIT 3.239
SEVENTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
GRAHAM PACKAGING HOLDINGS COMPANY
     This Limited Partnership Agreement of Graham Packaging Holdings Company, is entered into by and between BCP/Graham Holdings L.L.C.., as general partner (the “General Partner”), and Graham Packaging Company Inc. (“GPCI”) and GPC Holdings LLC (“Newco Holdings”) as limited partners (each, a “Limited Partner” and together with the General Partner, the “Partners”).
     The General Partner and the Limited Partners hereby agree that the Sixth Amended and Restated Agreement of Limited Partnership of Graham Packaging Holdings Company dated as of February 4, 2010 is hereby amended and restated in its entirety by the Seventh Amended and Restated Partnership Agreement and, as so amended, and restated hereby, shall read in its entirety as follows:
     1. Name. The name of the limited partnership shall be Graham Packaging Holdings Company (the “Partnership”).
     2. Character of Business. The Partnership was formed for the object and purpose of, and the nature of the business to be conducted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Pennsylvania Revised Uniform Limited Partnership Act (15 Pa. Cons. Stat. ch. 85) (the “Act”), as amended from time to time and any successor to such Act. The business of the Partnership shall be conducted in accordance with, and any action required or permitted to be taken by the General Partner or a Limited Partner shall be taken in compliance with, all applicable laws, rules and regulations. Such business may be conducted directly by the Partnership or through such subsidiary corporations, partnerships or other entities as the General Partner deems advisable.
     3. Principal Offices. The location of the principal offices of the Partnership shall be at 2401 Pleasant Valley Road, York, Pennsylvania, 17402, or at such other location as may be selected from time to time by the General Partner. The Partnership may maintain such other offices at such other places as the General Partner deems advisable.
     4. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.
     5. Partners. The names and the business, residence or mailing addresses of the General Partner and the Limited Partners are as follows:

General Partner
BCP/ Graham Holdings, L.L.C.
2401 Pleasant Valley Road
York, Pennsylvania 17402
Limited Partners
Graham Packaging Company Inc.
2401 Pleasant Valley Road
York, Pennsylvania 17402
GPC Holdings LLC
2401 Pleasant Valley Road
York, Pennsylvania 17402
     6. Powers. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Pennsylvania. The General Partner, acting on behalf of the Partnership, shall be empowered to do or cause to be done any and all acts deemed by the General Partner, in its sole judgment, to be necessary or advisable in furtherance of the purposes of the Partnership. Notwithstanding any other provisions of this Agreement, the General Partner is authorized to execute and deliver any document on behalf of the Partnership without any vote or consent of any other partner.
     7. Dissolution. The Partnership shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the sale or other disposition of all or substantially all of the Partnership’s assets (b) the withdrawal, resignation, filing of a certificate of dissolution or revocation of the charter or bankruptcy of a General Partner or the occurrence of any other event which causes the General Partner to cease to be a general partner of the Partnership under the Act, unless the Limited Partners elect to continue the Partnership business and select a successor general partner in accordance with the provisions of the Act (c) such date as the Partners shall unanimously elect or (e) at any time there are no limited partners of the Partnership, unless the business of the Partnership is continued in accordance with the Act.
     8. Units. Historically for convenience purposes the Partnership has tracked the percentage interest ownership of each of the Partners herein through calculating the number of nominal units in the Partnership held by each Partner (“Units”). Immediately after the Merger of GPC Merger LLC with and into the Partnership on the date hereof (the “Merger”), the General Partner shall own the same number of Units that it owned immediately prior to the Merger, GPCI shall own the same number of Units that it owned immediately prior to the Merger, and Newco Holdings shall own a number of Units equal to the aggregate number of Units owned by all partners (other than GPCI and the General Partner) immediately prior to the Merger.
     9. Additional Contributions. No Partner is required to make any additional capital contribution to the Partnership.
     10. Allocations of Profit and Losses. The Partnership’s profits and losses shall be allocated in proportion to the percentage interest (obtained by dividing the number of Units then owned by a partner by the number of Units then owned by all Partners) (“Percentage Interest”).
     11. Distributions. At the time or times determined by the General Partner, the General Partner shall cause the Partnership to distribute any cash held by it which is not reasonably necessary for the operation of the Partnership. Cash available for distribution shall be distributed to the partners of the Partnership in the same proportion as its Percentage Interest. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to a partner of the Partnership on account of such partner’s interest in the Partnership if such distribution would violate the Act or other applicable law.
     12. Transfer of Interests. Any Partner may transfer all or any part of his, her or its interest in the Partnership only with the consent of the General Partner.
     13. Withdrawal. No partner may withdraw from the Partnership except pursuant to an amendment to this Agreement.
     14. Amendments; Additional Partners.
     (a) Without the approval of the Limited Partners or any other partner, the General Partner may amend, and may amend and restate, this Agreement.
     (b) Without the approval of the Limited Partners, the General Partner may admit additional limited partners to the Partnership. After the admission of any additional limited partners pursuant to this Section 13, the business of the Partnership shall continue as a limited partnership under the Act. The admission of additional limited partners to the Partnership pursuant to this Section 13 may be accomplished by the amendment, or the amendment and restatement, of this Agreement, without the consent of the Limited Partners being required.
     15. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION.

     16. Waiver of Partition. Each of the Partners hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any of the Partnership’s property.
     17. Liability of the Limited Partners. The Limited Partners shall not have any liability for the obligations or liabilities of the Partnership except to the extent required by the Act.
     18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Limited Partnership Agreement as of the 8th day of September, 2011.

GENERAL PARTNER: BCP/GRAHAM HOLDINGS L.L.C.
By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Assistant Treasurer

LIMITED PARTNERS: GRAHAM PACKAGING COMPANY INC.
By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer

GPC HOLDINGS LLC
By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer

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